                                                                      Exhibit 99

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 11-K

(Mark One)
    [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 2001

                                       OR

    [_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

           For the transition period from ____________ to ____________

                         Commission file number 1-12147



                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                            (Full title of the Plan)

                            DELTIC TIMBER CORPORATION
           (Exact name of issuer of securities held pursuant to Plan)


210 East Elm Street, P. O. Box 7200, El Dorado, Arkansas        71731-7200
      (Address of principal executive offices)                  (Zip Code)

================================================================================

                                    Ex. 99-0

                          INDEPENDENT AUDITORS' REPORT






The Board of Directors
Deltic Timber Corporation:



We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2001 and 2000, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2001, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Thrift Plan management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/KPMG LLP

KPMG LLP

Shreveport, Louisiana
June 21, 2002

                                    Ex. 99-1

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                 Statements of Net Assets Available for Benefits
                           December 31, 2001 and 2000

                                                       2001             2000
                                                   ------------     ------------
Assets
   Investments*                                    $  9,743,479        9,220,428


Liabilities
   Forfeitures due to Company                            14,250           10,268
                                                   ------------     ------------

          Net assets available for benefits        $  9,729,229        9,210,160
                                                   ============     ============

*For additional information on Plan investments, see Note 3 - Investments.

See accompanying notes to financial statements.

                                    Ex. 99-2

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
            Statement of Changes in Net Assets Available for Benefits
                          Year Ended December 31, 2001

Additions to net assets
   Contributions
       Employee                                                    $    674,486
       Employer                                                         274,549
                                                                   ------------
             Total contributions                                        949,035
                                                                   ------------

   Investment income
       Interest and dividends                                           188,550
       Net depreciation in fair value of investments                   (122,081)
                                                                   ------------
             Total investment income (loss)                              66,469
                                                                   ------------

             Total additions to net assets                            1,015,504
                                                                   ------------

Deductions from net assets
   Distributions of benefits                                            495,633
   Administrative expenses                                                  802
                                                                   ------------

             Total deductions from net assets                           496,435
                                                                   ------------

             Net increase in net assets available for benefits          519,069

Net assets available for benefits
   Beginning of year                                                  9,210,160
                                                                   ------------

   End of year                                                     $  9,729,229
                                                                   ============


See accompanying notes to financial statements.

                                    Ex. 99-3

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                          Notes to Financial Statements
                                December 31, 2001

Note 1 - Description of Plan

   General

   The Thrift Plan of Deltic Timber Corporation ("the Plan") is a profit sharing, defined contribution plan covering each employee who is scheduled to work, or actually does work, 1,000 or more hours per year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Although it has not expressed any intent to do so, Deltic Timber Corporation ("Deltic" or the "Company") has the right under the Plan to amend or terminate the Plan subject to the provisions of ERISA. For a more complete description of the Plan"s provisions, refer to the Plan document.

   The Plan is administered by Deltic's Pension, Investment, and Employee Benefits Committee ("Plan Administrator"), whose members are appointed by the Company's Board of Directors. SunTrust Bank ("SunTrust" or the "Trustee"), Nashville N.A. is the Plan's trustee.

   Contributions

   Contributions to the Plan include (a) employee tax-deferred, earnings-reduction contributions, (b) employee after-tax contributions, (c) Company matching contributions, (d) employee after-tax supplemental contributions, and (e) rollovers by participants from other qualified plans.

   Each year, a participant may contribute, on a combined tax-deferred and/or after-tax basis, up to eight percent of their annual base earnings. The Company has voluntarily agreed to make annual contributions to the Plan based on each participant's contributions and years of participation. The Company matches 50 percent of employee contributions for the first five years of participation, 75 percent of employee contributions for the second five years of participation, and 100 percent of employee contributions thereafter. However, Company contributions cannot exceed five percent of an employee's annual base pay. Employee's after-tax supplemental contributions, which are not matched by the Company, may not exceed 10 percent of their annual base salary. The Company applies any amounts contributed by the Company that are forfeited by participants in accordance with provisions of the Plan to reduce subsequent contributions. Participants direct the investment of their contributions and company contributions into various investment options offered by the Plan. The Plan currently offers stock in the Company and eight mutual funds as investment options for participants.

   Throughout various Plan mergers and restatements, the Company has allowed account balances from a former deductible account to remain in the Plan. However, after December 31, 1986, participants were not allowed to contribute to this account.

   Vesting

   A participant is vested in Company contributions after (1) completion of five years of service, (2) retirement on or after age 65, (3) death, (4) total and permanent disability, or (5) discontinuance of the Plan. In the event of Plan termination, participants will become 100 percent vested in Company contributions. A nonvested participant forfeits Company contributions upon termination of employment.

                                    Ex. 99-4

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                          Notes to Financial Statements
                                December 31, 2001

   Withdrawals

   A participant may withdraw employee after-tax contributions or Company contributions, if vested, at a minimum of $250, or any higher multiple of 10 percent of the participant's account balance up to 50 percent for a partial withdrawal, or 100 percent for a total withdrawal. If a partial withdrawal is taken, Company contributions will be suspended for six months and another withdrawal cannot be made for 24 months. If a total withdrawal is taken, Company contributions will be suspended for 12 months. Employee contributions may continue without interruption after a partial or total withdrawal.

   A participant may withdraw employee tax-deferred contributions or rollovers from other qualified plans under IRS hardship provisions only. "Hardship" is an immediate and heavy financial need in one of the following areas: (1) large medical expenses not covered by insurance for the employee or family,
   (2) purchase of a principal residence (not regular mortgage payments), (3) preventing foreclosure or eviction from employee's principal residence, (4) tuition and related education fees for the next 12 months of post-secondary education for employee or family, or (5) other events as may be determined by the IRS. If a hardship withdrawal is taken, participation in all accounts is suspended for 12 months. Company contributions are forfeited only upon termination of employment.

   An after-tax supplemental withdrawal must be the greater of $250 or 10 percent of the participant's account balance and may not be made prior to 12 months from a previous withdrawal.

   Withdrawals from the deductible account (account for participant's contributions made prior to January 1, 1987 under a previous plan) are subject to the same withdrawal requirements as after-tax supplemental withdrawals.

   Any Company contributions, employee tax-deferred contributions, contributions to a deductible account, or account earnings withdrawn from the Plan may be subject to a 10 percent penalty tax under the Tax Reform Act of 1986 if the participant is not 59" years old, or permanently disabled, or has died.

   Upon retirement, disability, or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

   Administrative Expenses

   Most administrative expenses are paid by the Company.

                                    Ex. 99-5

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                          Notes to Financial Statements
                                December 31, 2001


Note 2 - Summary of Significant Accounting Policies

   Basis of Accounting

   The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for benefits and changes in those net assets.

   The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on quoted market values. Purchases and sales of securities are recorded on a trade-date basis.

   The financial statements of the Plan are compiled using information received from SunTrust. The information includes listings of investments and cash receipts and disbursements of the Plan, together with all other transactions, which affect Plan investments. Such information has been certified as complete and accurate by the Trustee. The Trustee has been granted discretionary authority concerning the purchase and sale of investments in the trust fund.

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

Note 3 - Investments

   During 2001, the Plan's investments, including gains and losses on investments bought and sold, as well as held during the year, appreciated (depreciated) in value by $122,081, as follows:

          Mutual funds                             $   (613,185)
          Equity securities                             491,104
                                                   ------------
                                                   $   (122,081)
                                                   ============

                                    Ex. 99-6

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                          Notes to Financial Statements
                                December 31, 2001


   The following table represents the fair value of individual investments that exceeded 5% of the Plan's net assets at December 31, 2001 and 2000:

                                                       2001             2000
                                                   ------------    ------------
       Mutual funds
          American Century Income and Growth Fund  $    586,449         558,509
          Putnam New Opportunities Fund                 968,484       1,279,436
          STI Classic Capital Appreciation Fund       1,663,624       1,746,359
          SunTrust Stable Asset Fund                  2,387,322       1,932,880
          STI Classic Balanced Fund                     528,429               -
          Other*                                      1,078,663       1,347,251
                                                   ------------    ------------
                                                      7,212,971       6,864,435
                                                   ------------    ------------
       Equity securities
          Deltic Timber Corporation common stock      1,584,683       1,640,755
          Murphy Oil Corporation common stock           945,825         715,238
                                                   ------------    ------------
                                                      2,530,508       2,355,993
                                                   ------------    ------------

             Total investments                     $  9,743,479       9,220,428
                                                   ============    ============

       *Individually less than 5%.


Note 4 - Income Tax Status

   The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code, and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. The Internal Revenue Service has determined and informed the Company by a letter dated January 28, 2002, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant's beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant's behalf, allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant's accounts representing his/her proportional share of the investment income of the Trust.

Note 5 - Related Party Transactions

   Certain Plan investments are invested in funds advised by affiliates of SunTrust. SunTrust is the Trustee of the Plan; therefore, these transactions qualify as party-in-interest transactions. The Company is the sponsor of the Plan, and is considered a party-in-interest.

                                    Ex. 99-7

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                          Notes to Financial Statements
                                December 31, 2001


Note 6 - Concentration of Investments

   As of December 31, 2001 and 2000, 16% and 18%, respectively of net assets available for benefits were invested in Deltic Timber Corporation common stock. Substantially all the remaining net assets available for benefits were invested in mutual funds managed by SunTrust Bank.

Note 7 - Subsequent Event

   Effective January 1, 2002, the plan was amended to change the maximum allowable vesting period from five years to three years.

                                    Ex. 99-8

                    THRIFT PLAN OF DELTIC TIMBER CORPORATION
                               Schedule H, Line 4i
                    Schedule of Assets (Held at End of Year)*
                                December 31, 2001


                                                      Description of              Current
            Identity of Issuer                          Investment                 Value
--------------------------------------------     ---------------------         ------------
Equity securities
   Deltic Timber Corporation common stock            57,850.380 shares         $  1,584,683
   Murphy Oil Corporation common stock               11,254.461 shares              945,825

Mutual funds
   American Century Income and Growth Fund           21,458.052 shares              586,449
   Putnam New Opportunities Fund                     23,633.101 shares              968,484
   STI Classic Balanced Fund                         41,872.370 shares              528,429
   STI Classic Capital Appreciation Fund            126,511.364 shares            1,663,624
   STI Classic Small Cap Growth Stock Fund           18,004.626 shares              320,663
   Vanguard 500 Index Fund                            3,736.613 shares              395,670
   SunTrust Stable Asset Fund                        76,947.868 shares            2,387,322
   STI Classic U.S. Government Securities
     Money Market Fund                               34,872.953 shares              362,330
                                                   ------------                ------------

                                                    416,141.788 shares         $  9,743,479
                                                   ============                ============


*The above data is based on information which has been certified as accurate and complete by the Trustee, SunTrust. SunTrust manages various investment funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest. Information on cost of the investments is excluded as all investments are participant directed.

                                    Ex. 99-9

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Pension, Investment, and Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THRIFT PLAN OF DELTIC
                                       TIMBER CORPORATION



Dated:      June 28, 2002              By:        /s/Clefton D. Vaughan
      -------------------------           --------------------------------------
                                            Clefton D. Vaughan, Vice President
                                            of Finance and Administration and
                                            Chairman of Pension, Investment,
                                            and Employee Benefits Committee,
                                            Deltic Timber Corporation

                                    Ex. 99-10

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Deltic Timber Corporation:



We consent to incorporation by reference in the Registration Statement (No. 333-76294) on Form S-8 of Deltic Timber Corporation of our report dated June 21, 2002, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2001 and 2000, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.

/s/KPMG LLP

KPMG LLP
Shreveport, Louisiana
June 21, 2002

                                    Ex. 99-11